UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

PARKWAY PROPERTIES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on July 31, 2012.

Meeting Information
PARKWAY PROPERTIES, INC.	Meeting Type:	Special Meeting
	For holders as of:	June 13, 2012
	Date: July 31, 2012	Time: 2:00 PM EDT
Location: Buckhead Club
3344 Peachtree Road NE
Atlanta, GA

PARKWAY PROPERTIES, INC. 390 NORTH ORANGE AVENUE SUITE 2400 ORLANDO, FL 32801	You are receiving this Notice of Special Meeting and Availability of Proxy Materials because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that contain important information and that are available to you on the Internet or by mail. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

  NOTICE AND PROXY STATEMENT

  How to View Online:

  Have the information that is printed in the box marked by the arrow (located on the   following page)   and visit: www.proxyvote.com.

  How to Request and Receive a PAPER or E-MAIL Copy:

  If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for   requesting a copy. Please choose one of the following methods to make your request:

                                 1) BY INTERNET:         www.proxyvote.com

                                 2) BY TELEPHONE:     1-800-579-1639

                                 3) BY E-MAIL*:             sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 17, 2012 to facilitate timely delivery. You will not otherwise receive a paper copy.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

The purpose of the Special Meeting is to consider and vote on the following proposals.

The Board of Directors unanimously recommends you vote FOR proposals 1, 2 and 3.

1.

Equity Investment Rights Proposal: To approve all of the following rights in connection with the investment by TPG VI Pantera Holdings, L.P.: (i) the right to convert, at the option of the Company or the holders, the Company’s Series E Convertible Cumulative Redeemable Preferred Stock into shares of the Company’s common stock, (ii) the investor’s pre-emptive rights following approval of such conversion to participate in future issuances of the Company’s common stock or securities convertible into or exercisable for the Company’s common stock to the extent the investor would receive more than 1% of the number or voting power of the Company’s then-outstanding shares of common stock, and (iii) the right to restrict the ability of the Company’s Board of Directors from hiring or terminating certain executive officers of the Company, or making any material change in any of the duties of any such executive officer, without the affirmative approval of a majority of the Company’s Compensation Committee.

2.

Authorized Stock Increase Proposal: To approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the total number of authorized shares of the Company’s capital stock from 100,000,000 to 150,000,000.

3.

Adjournment Proposal: To approve the adjournment of the Special Meeting to solicit additional proxies, if there are insufficient proxies at the Special Meeting to approve either of the foregoing proposals.